UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Block Trade and Concurrent Offering

On August 19, 2020, Archer-Daniels-Midland Company (“ADM”) issued a press release announcing that that its wholly-owned subsidiaries ADM Ag Holding Limited (“ADM Ag”) and Archer Daniels Midland Asia-Pacific Limited (“ADM APac”) propose to sell ordinary shares of Wilmar International Limited (“Wilmar”, and such ordinary shares, the “Wilmar Shares”) for an aggregate purchase price of approximately US$500,000,000 pursuant to a secondary block trade agreement with a syndicate of managers (the “Block Trade Agreement”, and such sale, the “Block Trade”). The Wilmar Shares to be sold pursuant to the Block Trade Agreement are being offered and sold in offshore transactions in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”) and inside the United States, to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in private transactions exempt from the registration requirements of the Securities Act.

ADM also announced today that ADM Ag proposes to conduct an offering (the “Offering”) of approximately US$300,000,000 aggregate principal amount of Zero Coupon Exchangeable Bonds (the “Bonds”) outside of the United States to non-U.S. persons in reliance on Regulation S. Subject to and upon compliance with the terms and conditions of the Bonds and any conditions, procedures and certifications prescribed thereunder, the Bonds will be exchangeable for Wilmar Shares. On the exercise of their exchange rights, holders of the Bonds will be entitled to receive a stipulated number of Wilmar Shares for each US$200,000 principal amount of the Bonds, such number which will be determined upon a successful pricing of the Bonds (and subject to further adjustments in accordance with its terms).

ADM expects that it will retain at least 20% of the equity interest in Wilmar after giving effect to the Offering, including any subsequent exchange of Bonds, and the Block Trade. ADM can offer no assurance that the Offering or the Block Trade will be consummated. The completion of the Block Trade is not conditioned upon the closing of the Offering.

This Current Report on Form 8–K shall not constitute an offer to sell, or a solicitation of an offer to buy, securities in the United States or any jurisdiction in which such an offer, solicitation or sale would be unlawful.

A copy of ADM’s press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated August 19, 2020, relating to the Block Trade and concurrent Offering

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: August 19, 2020	By	/s/ D. Cameron Findlay
	Name:	D. Cameron Findlay
	Title:	Senior Vice President, General Counsel and Secretary